                                                            As of April 9, 1999


From: Coutts & Co.
      440 Strand
      London WC2R 0QS

      Berliner Bank A.G. London Branch
      No. 1 Crown Court
      Cheapside
      London  EC2V 6JP

 To:  Overseas Filmgroup, Inc.
      8800 Sunset Boulevard
      Los Angeles, California 90069


Re: Restated and Amended Syndication Agreement dated as of October 31, 1996 (the "Syndication Agreement") among Coutts & Co. ("Coutts"), Berliner Bank A.G. London Branch ("Berliner") (Coutts and Berliner collectively referred to herein as the "Banks"), Overseas Filmgroup, Inc. and Entertainment/Media Acquisition Corporation (the "Company") as amended and extended by that certain amendment dated as of April 14, 1998 (the "1998 Amendment").

Dear Sirs:

This letter (the "Amendment") constitutes an amendment to the Syndication Agreement on the terms set forth below. Capitalized terms used but not defined herein shall have the meaning set forth in the Syndication Agreement.

1. EXTENSION: Subject to the Company's continued compliance with the terms of the Syndication Agreement and the terms of 1998 Amendment, the Company's compliance with the terms of this letter agreement and the agreement of the Littles to the provisions of paragraph 6 below, we hereby agree that all references to 9th May (and such later dates as provided by earlier amendment) in clauses 2.8 and 17 of the Syndication Agreement shall be deemed to be references to April 9, 2000.

2. BORROWING LIMITS: The borrowing limits and the conditions thereof as set forth in the 1998 Amendment shall remain in full force and effect through April 9, 2000, save that references in Clause 2 of the 1998 Amendment to the Cash Flow Schedule shall be deemed to be references to the cash flow schedule supplied by the Company to Coutts during its most recent review of the Company for the period March 1999 through April 2000, a copy of which is attached

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Overseas Filmgroup, Inc.
April 9, 1999
Page 2



hereto. For the avoidance of doubt, payment of all fees, interest and expenses payable pursuant to the Syndication Agreement are to be kept current. Without prejudice to the foregoing, in the event the Banks capitalize the same (which they may do in their absolute discretion) interest shall be charged at the rate set out in clause 5.7 of the Syndication Agreement.

3. EXTENSION OF INDIVIDUAL FILM FACILITIES: With respect to all Film Facilities outstanding at the date hereof, notwithstanding the maturity date set forth in each of the Film Facilities, Coutts and Berliner agree to waive such maturity dates and agree that the maturity date for the Film Facility for FIRST TO GO shall be May 31, 1999, the Film Facility for DIFFERENT FOR GIRLS shall be October 31, 1999 and the Film Facilities for ALIVE AND KICKING, BODY OF A WOMAN, BROTHER'S KISS, COUNTDOWN, DESIGNATED MOURNER, ROAD TO RUIN, GODMONEY, INFINITY, JOHNS, KEEP THE ASPIDISTRA FLYING, LIFEBREATH, ONE GOOD TURN, SLAVES TO THE UNDERGROUND, STAND INS and THIS IS THE SEA shall be April 9, 2000.

4. ADDITIONAL FINANCIAL INFORMATION: Clause 10 of the Syndication Agreement shall be amended to include an obligation of the Company to provide the following additional financial information in a form acceptable to the Banks on a monthly basis: (i) aged creditors report and (ii) rolling cash flow schedule.

5.   FEES AND INTEREST:

A new Clause 6.1.6 shall be inserted into the Syndication Agreement as follows:

"to the Agent an extension fee of US$5,000 per month or part thereof, the first such payment to be made on signature hereof and thereafter at monthly intervals in advance and a further extension fee of $US15,833.33 per month or part thereof accruing on a monthly basis but payable on the earliest of (i) the first anniversary of this agreement; (ii) the date on which all amounts outstanding to the Banks are repaid in full; and (iii) the date on which the Banks mutually determine that the Company has sufficient cash to pay the same."

6. MERGER NOTE: The Banks agree that at the date hereof and prior thereto, at the election of the Company and the Littles and notwithstanding the terms of the 1998 Amendment, amounts otherwise payable as weekly salary payments to the Littles as set forth in the Employment Agreements dated as of October 31, 1996 between each of Ellen Little and Robert Little and the Company may be deferred and amounts equal to such weekly salary payments (as deferred) may be applied in payment of amounts due pursuant to the note received by them in the Merger (the "Merger Note") until such time as the Merger Note has been fully repaid. The obligation of the Company to pay such salary shall accrue and become a new liability of the Company provided such accrued salary shall not be paid to the Littles by the Company until the

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Overseas Filmgroup, Inc.
April 9, 1999
Page 3


Operating Facility returns to the limit of $5,000,000 and the Banks, in their sole opinion, view such return to be permanent. The rights of Robert B. Little and Ellen Little under the Merger Note and related security agreement will not otherwise be affected.

7.   CERTAIN WAIVERS:

     (a) Notwithstanding Clause 11.1.1 of the Syndication Agreement, pursuant to the 1998 Amendment, the Banks amended Clause 11.1.1 of the Syndication Agreement in relation to a minimum net worth (the "Net Worth Covenant") to provide that such Net Worth Covenant would be $11,000,000 for a twelve month period beginning on the date of the 1998 Amendment. The banks hereby extend such reduced net worth provision for an additional twelve months from April 9, 1999.

     (b) The Banks hereby acknowledge that certain unsecured liabilities incurred in the ordinary course of business as provided under Clause
          11.1.3.1 of the Syndication Agreement are more than forty-five days past due and the Banks waive any non-compliance with Clause 11.1.3.1 of the Syndication Agreement in connection therewith as of the date hereof and prior thereto. However, the Banks do not waive any non-compliance with clause 11.1.3.1 after the date hereof even if such non-compliance results from an unsecured liability existing at the date hereof (whether due at the date hereof for more or less than 45 days).

     (c) Notwithstanding Clause 11.1.4 of the Syndication Agreement, the Banks hereby waive as of the date of this Agreement and/or prior thereto the Banks' requirements for letters of credit or bank guarantees for License Agreements with Subdistributors. However, the Banks specifically reserve all their rights pursuant to the Syndication Agreement and Clause 11.1.4 thereof in particular to require irrevocable letters of credit or bank guarantees to secure payments under any License Agreements entered into after the date hereof.

     (d) Notwithstanding Clause 11.2 of the Syndication Agreement, the Banks hereby acknowledge that the overhead budget as agreed with Coutts and Berliner has been exceeded and the Banks hereby waive any non-compliance with paragraph 11.2 as of the date of this Agreement and/or prior thereto. The Banks acknowledge and approve the overhead budget as set forth in the cash flow schedule attached hereto as the applicable overhead budget from the date hereof for the next twelve months.

     (e) The Banks hereby waive any non-compliance with Clause 11.4 wherein the Banks require that receivables in connection with each Film Facility shall not be less than 30% of the amount outstanding under such Film Facility, as of the date of this Agreement

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Overseas Filmgroup, Inc.
April 9, 1999
Page 4


          and prior thereto. However, the Banks so not waive their rights with respect to Clause 11.4 at all times after the date hereof.

8. GOVERNING LAW AND JURISDICTION: This Amendment shall be governed by and construed in accordance with English law and the parties hereby submit to the non-exclusive jurisdiction of the English Courts and the state and federal courts located in Los Angeles, California.

This Amendment sets out, inter alia, the terms under which the Syndication Agreement is amended. Except as expressly provided herein, the Syndication Agreement, as hereby amended, shall remain in full force and effect. The parties hereto agree to use their best efforts to expeditiously effectuate any further documents and/or instruments reasonably requested or necessary to carry out the intention of the provisions hereof. This Amendment may be executed in any number of counterparts each of which, when executed, shall be deemed an original and all of which shall together constitute one and the same agreement. When signed by all the parties hereto, this Amendment shall be a binding agreement on the parties hereto.


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Overseas Filmgroup, Inc.
April 9, 1999
Page 5


Please sign and return the enclosed copies of this letter to indicate your agreement to the foregoing.

                                        Yours faithfully
                                        for and on behalf of Coutts & Co.

                                        By: /s/ A.P. Bayon
                                           -------------------------
                                        Its: Senior Manager
                                            ------------------------

                                        By: /s/ C.P. Collins
                                           -------------------------
                                        Its: Client Manager
                                            ------------------------



                                        for and on behalf of Berliner Bank A.G.

                                        By: /s/ David Bray
                                           -------------------------
                                        Its:
                                            ------------------------

                                        By: /s/ Steve Robbins
                                           -------------------------
                                        Its:
                                            ------------------------



ACCEPTED AND AGREED
AS OF THE DATE WRITTEN ABOVE:

Overseas Filmgroup, Inc.

By: William F. Lischack
   -------------------------
Its: Chief Operating Officer,
     Chief Financial Officer
    ------------------------


ACCEPTED AND AGREED
AS OF THE DATE WRITTEN ABOVE:

Ellen Little (in her capacity as an individual)
/s/ Ellen Little
-------------------------------------------

Robert Little (in his capacity as an individual)

/s/ Robert Little
--------------------------------------------